UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard,

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2016, NuVasive, Inc. (the “Company”) completed its previously announced acquisition of BNN Holdings Corp., a Delaware corporation (“BNN”), pursuant to the Agreement and Plan of Merger, dated June 6, 2016 (the “Merger Agreement”), by and among the Company, Bionic Acquisition Corporation, a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, BNN, and GPP I-BNN, LLC, a Delaware limited liability corporation, in its capacity as the securityholders’ agent to BNN. Pursuant to the Merger Agreement, Merger Sub was merged with and into BNN, with BNN surviving under the new name, “NuVasive Clinical Services, Inc.,” as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger, the Company acquired BNN for a $98.0 million upfront cash payment. This consideration is subject to a reduction based on amounts used to satisfy certain indebtedness of BNN and transactions expenses incurred by BNN in connection with the Merger and other adjustments, including working capital, as set forth in the Merger Agreement. At the effective time of the Merger, each share of common and preferred stock of BNN issued and outstanding (other than any share held in treasury which was cancelled without payment) was cancelled and ceased to exist in exchange for a portion of the merger consideration, and each holder of the common and preferred stock ceased to have any rights with respect thereto. In addition, at the effective time of the Merger, all outstanding options to purchase the Company’s capital stock were cancelled and extinguished. Each securityholders’ right to receive a portion of the merger consideration is subject to the securityholders’ obligations to contribute to an escrow fund of $9.8 million which shall secure certain obligations of the securityholders’ to indemnify the Company for a period of 15 months following the Closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events.

On July 5, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated June 6, 2016, by and among NuVasive, Inc., Bionic Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NuVasive, Inc., BNN Holdings Corp., and GPP I-BNN, LLC, a Delaware limited liability corporation, in its capacity as the securityholders’ agent to BNN Holdings Corp.

99.1	Press release issued by NuVasive, Inc. on July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel

Date: July 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated June 6, 2016, by and among NuVasive, Inc., Bionic Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NuVasive, Inc., BNN Holdings Corp., and GPP I-BNN, LLC, a Delaware limited liability corporation, in its capacity as the securityholders’ agent to BNN Holdings Corp.

99.1	Press release issued by NuVasive, Inc. on July 5, 2016.